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                                                                 EXHIBIT 10.27


                            FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE is dated for reference purposes only as September 3, 1996, and is part of that Lease dated June 14, 1994 together with the Summary of Basic Lease Terms, thereto (collectively, the "Lease") by and between AMB WESTERN PROPERTIES FUND - I, a California limited partnership ("Landlord"), and COMPRESSION LABS, INC., a Delaware corporation ("Tenant"), and is made with reference to the following facts:

        A. The premises currently leased by Tenant pursuant to the Lease consists of 26,451 rentable square feet commonly known as 326 Charcot Avenue, City of San Jose, California.

        B.      The Lease Term for said Premises currently expires on June 30,
1997.

        C.      Tenant and Landlord have agreed to extend the Term of the Lease.

        NOW, THEREFORE, Landlord and Tenant hereby agree that the Summary of Basic Lease Terms is amended as follows:

                1. Lease Term: Section J is hereby amended to provide that the Lease Term shall be extended through and including June 30, 2000.

                2. Base Monthly Rent: Commencing July 1, 1997, Section K is hereby amended to provide for the Base Monthly Rent as follows:

        July 1, 1997 through and including June 30, 2000: $11,109.42 per month

                3. Security Deposit: Section M is hereby amended to provide for an increase in the Security Deposit of $3,570.46 which Tenant has provided Landlord upon signature hereon, for a total of $11,109.00.

                4. Landlords Address: Section Q is amended to provide that Landlord's address for notices shall be:

                                AMB Institutional Realty Advisors
                                505 Montgomery Street
                                5th Floor
                                San Francisco, Ca 94111

                5. Retained Real Estate Brokers: Tenant warrants that it has not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease Amendment, except Cornish & Carey Commercial Real Estate. Tenant will defend (with counsel reasonably acceptable to Landlord) and indemnify Landlord against any claims or awards of brokerage fees or commissions or finder's fees which are made against or incurred by Landlord on account of any breach of the foregoing warranty.

                6. Interior Improvements: Tenants accepts the Premises in their "as is" condition without any obligation for Landlord to provide any interior improvements, or allowances. Landlord has not made any warranties or representations other than those contained in the original Lease dated July 14, 1994.

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                7.      Except as expressly set forth in this Amendment, all
terms and conditions of the Lease remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to be effective as of the date first set forth above.

LANDLORD:                                       TENANT:

AMB WESTERN PROPERTIES FUND - I                 COMPRESSION LABS, INC.,
a California limited partnership                a Delaware corporation

By: AMB Institutional Realty Advisors, Inc.
    a California corporation,                   By:
    its General Partner                            -----------------------------
                                                        [Please provide Name]


By:                                             Title:
   ----------------------------                       --------------------------
        John L. Rossi                                   [Please provide Title]
        Vice President


Date:                                           Date:
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